Exhibit 4.4

EXECUTION VERSION

SEARS HOLDINGS CORPORATION

and

COMPUTERSHARE TRUST COMPANY, N.A.,

as Trustee

SECOND SUPPLEMENTAL INDENTURE

Dated as of March 20, 2018

8% SENIOR UNSECURED CONVERTIBLE PIK TOGGLE NOTES DUE 2019

EXHIBITS

Exhibit A	FORM OF NOTE
Exhibit B	FORM OF LEGEND FOR RESTRICTED NOTES
Exhibit C	FORM OF LEGEND FOR REGULATION S NOTE
Exhibit D	FORM OF LEGEND FOR GLOBAL NOTE
Exhibit E	FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH TRANSFERS OTHER THAN TO A QIB PURSUANT TO RULE 144A AND OTHER THAN PURSUANT TO REGULATION S
Exhibit F	FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH TRANSFERS PURSUANT TO REGULATIONS

ii

SECOND SUPPLEMENTAL INDENTURE, dated as of March 20, 2018 (this “Supplemental Indenture”), by and between Sears Holdings Corporation, a Delaware corporation (the “Issuer”), as obligor, and Computershare Trust Company, N.A., as trustee (the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Issuer and the Trustee have heretofore executed and delivered an Indenture, dated as of November 21, 2014 (the “Base Indenture” and, with respect only to the Notes (as defined below), together with this Supplemental Indenture and including the terms of the Notes, the “Indenture”), providing for the issuance from time to time of one or more series of Securities (as defined in the Base Indenture) of the Issuer;

WHEREAS, pursuant to the terms of the Base Indenture, the Issuer desires to provide for the establishment of a series of Securities to be designated as the “8% Senior Unsecured Convertible PIK Toggle Notes due 2019” (herein referred to as the “Notes”), the form and substance of the Notes and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture and this Supplemental Indenture;

WHEREAS, Section 3.01 of the Base Indenture provides that various matters with respect to any series of Securities issued under the Base Indenture may be established in an indenture supplemental to the Base Indenture;

WHEREAS, under Section 15.01(p) of the Base Indenture, the Issuer and the Trustee may enter into an indenture supplemental to the Base Indenture to establish the form and terms of Securities of any series as permitted in Section 3.01 of the Base Indenture;

WHEREAS, under Section 15.01(d) of the Base Indenture, the Issuer and the Trustee may enter into an indenture supplemental to the Base Indenture to change or eliminate provisions of the Indenture so long as there is no Outstanding Security (as described in the Base Indenture) of any series created prior to the execution of such supplemental indenture that is entitled to the benefit of such provision and as to which such supplemental indenture would apply; and

WHEREAS, all things necessary to make this Supplemental Indenture, when duly executed and delivered, a valid and legally binding agreement of the Issuer in accordance with its terms and for the purposes herein expressed, have been done by the Issuer; and the execution and delivery of this Supplemental Indenture by the Issuer have been in all respects duly authorized by the Issuer.

NOW, THEREFORE, the Issuer and the Trustee agree as follows for the benefit of each other and for the equal and proportionate benefit of the Holders (as defined below) of the Notes:

ARTICLE 1

RELATION TO BASE INDENTURE;

DEFINITIONS AND INCORPORATION

Section 1.01 Relation to Base Indenture. This Supplemental Indenture constitutes an integral part of the Indenture. This Supplemental Indenture supplements and, to the extent inconsistent therewith, replaces the terms of the Base Indenture with respect only to the Notes.

Section 1.02 Definitions. For purposes of this Supplemental Indenture, the following terms shall have the respective meanings set forth in this Section 1.02.

“Accredited Investor” means a Person that is an “accredited investor” as that term is defined in Rule 501(a) promulgated under the Securities Act.

“Accredited Investor Notes” means Notes offered and sold to Accredited Investors.

“Additional Notes” means any additional Notes (other than the Initial Notes) of the same series as the Initial Notes issued under this Supplemental Indenture in accordance with Section 2.07; provided that the PIK Interest Notes shall not constitute Additional Notes.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control”, when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Registrar, Paying Agent, Conversion Agent or Custodian.

“Applicable Procedures” means, with respect to any payment, tender, redemption, transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such payment, tender, redemption, transfer or exchange.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Base Indenture” shall have the meaning set forth in the first Recital hereof.

“Board of Directors” means either the board of directors of the Issuer or any duly authorized committee of that board or any committee of officers or other representatives of the Issuer duly authorized by a Board Resolution to act on behalf of that board or in its stead.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Issuer to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Combination” means a merger, consolidation, statutory share exchange, amalgamation, tender offer, recapitalization, reorganization, scheme of arrangement or similar transaction that requires the approval of the Issuer’s stockholders.

“Close of Business” means 5:00 p.m., New York City time.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means, subject to Section 5.05, the shares of common stock, par value $0.01 per share, of the Issuer authorized at the date of this Supplemental Indenture as originally executed or shares of any class or classes of common stock resulting from any reclassification or reclassifications thereof; provided, however, that if at any time there shall be more than one such resulting class from any reclassification or reclassifications, the shares so issuable on conversion of Notes shall include shares of all such classes, and the shares of each such class then so issuable shall be in the applicable proportion as provided by Section 5.05(d).

“Comparable Treasury Issue” means the United States Treasury security or securities selected by the Quotation Agent as having an actual or interpolated maturity comparable to the remaining term of the Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of the Notes.

“Comparable Treasury Price” means, with respect to any redemption date, (a) the arithmetic average (as determined by the Quotation Agent) of the Reference Treasury Dealer Quotations for such redemption date after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (b) if the Quotation Agent obtains fewer than four (4) Reference Treasury Dealer Quotations, the arithmetic average of all such Reference Treasury Dealer Quotations for such redemption date.

“Conversion Price” means, in respect of each Note, as of any date, $1,000 divided by the Conversion Rate in effect on such date. The initial Conversion Price is $8.33333 per share of Common Stock.

“Conversion Rate” means initially 120 shares of Common Stock per $1,000 principal amount of Notes, subject to adjustment as set forth herein.

“Custodian” means the custodian with respect to any Global Note appointed by the Depositary, or any successor Person thereto, and shall initially be Computershare Trust Company, N.A.

“Default” means any event which is, or after notice or lapse of time, or both, would become, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with the terms hereof, substantially in the form of Exhibit A attached hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Increases or Decreases in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in the form of one of more Global Notes, each Person designated pursuant to Section 2.03 until one or more successor Depositaries for the Notes shall have become such pursuant to the applicable provisions of this Supplemental Indenture.

“Exchange Act” means the Securities Exchange Act of 1934, and any statute successor thereto, in each case as amended from time to time.

“Fair Market Value” means, with respect to any security or other property, the fair market value of such security or other property as determined by the Board of Directors, acting in good faith.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

“Global Note Legend” means the legend set forth on Exhibit D, which is required to be placed on all Global Notes issued under this Supplemental Indenture.

“Holder” means a Person in whose name a Note is registered on the Register.

“Indenture” has the meaning set forth in the first Recital hereof.

“Indirect Participant” means a Person who holds beneficial interest in a Global Note through a Participant.

“Initial Notes” means the $214,018,000 million aggregate principal amount of Notes issued under this Supplemental Indenture on the Issue Date.

“Interest Payment Dates” means each June 15 and December 15, commencing June 15, 2018.

“Issue Date” means March 20, 2018.

“Issuer” means the Person named as the “Issuer” in the Preamble hereof until a successor Person shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Issuer” shall mean such successor Person.

“Market Disruption Event” means, if the Common Stock is listed for trading on The NASDAQ Global Select Market or listed on another U.S. national or regional securities exchange, the occurrence or existence during the one-half-hour period ending on the scheduled close of trading on any Scheduled Trading Day of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.

“Market Price” means, with respect to a particular security, on any date of determination, the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the last closing bid and ask prices regular way, in either case on the NASDAQ Global Select Market or if not listed on the NASDAQ Global Select Market, the principal national securities exchange on which the applicable securities are listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, the average of the closing bid and ask prices as furnished by two members of the Financial Industry Regulatory Authority, Inc. selected from time to time by the Issuer for that purpose. “Market Price” will be determined without reference to after hours or extended hours trading. If such security is not listed and traded in a manner that the quotations referred to above are available for the period required hereunder, the market price per share of Common Stock will be deemed to be the fair market value per share of such security as determined in good faith by the Board of Directors in reliance on an opinion of a nationally recognized independent investment banking corporation retained by the Issuer for this purpose; provided that if any such security is listed or traded on a non-U.S. market, such fair market value will be determined by reference to the closing price of such security as of the end of the most recently ended Business Day in such market prior to the date of determination; and further provided that if making such determination requires the conversion of any currency other than U.S. dollars into U.S. dollars, such conversion will be done in accordance with customary procedures based on the closing price for conversion of such currency into U.S. dollars quoted by Bloomberg on such conversion date. For the purposes of determining the market price of Common Stock on the “trading day” preceding, on or following the occurrence of an event, (a) that trading day will be deemed to commence immediately after the regular scheduled closing time of trading on the NASDAQ Global Select Market or, if trading is closed at an earlier time, such earlier time and (b) that trading day will end at the next regular scheduled closing time, or if trading is closed at an earlier time, such earlier time (for the avoidance of doubt, and as an example, if the market price is to be determined as of the last trading day preceding a specified event and the closing time of trading on a particular day is 4:00 p.m. and the specified event occurs at 5:00 p.m. on that day, the market price would be determined by reference to such 4:00 p.m. closing price).

“Non-U.S. Person” means a Person who is not a U.S. person, as defined in Regulation S.

“Notes” has the meaning assigned to it in the second Recital hereof. The Initial Notes, the PIK Interest Notes (or any increase in the principal amount of a Global Note related to PIK Interest) and any Additional Notes issued under this Supplemental Indenture shall be treated as a single class for all purposes under this Supplemental Indenture; provided that if any Additional Notes are not fungible with the Notes issued on the Issue Date for U.S. federal income tax purposes, or to the extent required by applicable securities laws or regulations or procedures of the Depositary, such Additional Notes will have a separate CUSIP number. Unless the context otherwise requires, all references to the Notes shall include the Initial Notes, the PIK Interest Notes (or any increase in the principal amount of a Global Note related to PIK Interest) and any Additional Notes.

“Notes Shares” means the number of shares of Common Stock issuable upon conversion of each Note.

“Officer” means, with respect to any Person, the Chairman of the Board, any Vice Chairman of the Board, the Chief Executive Officer, the President, any Executive Vice President, any Senior Vice President, the Chief Financial Officer, the Treasurer or Corporate Treasurer, any Assistant Treasurer or Assistant Corporate Treasurer, the Controller or Corporate Controller, any Assistant Controller or Assistant Corporate Controller, the General Counsel, any Vice President, the Secretary or Corporate Secretary or any Assistant Secretary or Assistant Corporate Secretary of such Person.

“Officer’s Certificate” means a certificate signed by an Officer of the Issuer, which shall include the statements provided for in Section 17.01 of the Base Indenture if and to the extent required by the provisions of such Section.

“Open of Business” means 9:00 a.m., New York City time.

“Opinion of Counsel” means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Issuer, and who shall be reasonably acceptable to the Trustee, that meets the requirements of Section 17.01 of the Base Indenture.

“Participant” means, with respect to the Depositary, a Person who has an account with the Depositary.

“Person” means an individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, limited liability company or government or any agency or political subdivision thereof or other entity.

“Physical Notes” means certificated Notes in registered form that are not registered in the name of the Depositary or its nominee in substantially the form set forth in Exhibit A.

“Private Placement Legend” means the legend initially set forth on Notes that are Restricted Notes in the form set forth in Exhibit B.

“Pro Rata Repurchase” means any purchase of shares of Common Stock by the Issuer pursuant to any tender offer or exchange offer subject to Section 13(e) or 14(e) of the Exchange Act or Regulation 14E promulgated thereunder or any other offer available to substantially all holders of Common Stock. The “Effective Date” of a Pro Rata Repurchase shall mean the date of acceptance of shares for purchase or exchange by the Issuer under any tender or exchange offer which is a Pro Rata Repurchase or the date of purchase with respect to any Pro Rata Repurchase that is not a tender or exchange offer.

“Qualified Institutional Buyer” or “QIB” shall have the meaning specified in Rule 144A promulgated under the Securities Act.

“Quotation Agent” means one of the Reference Treasury Dealers appointed by the Issuer.

“Record Date” means, with respect to any Interest Payment Date, the date fixed for determining Holders of record entitled to interest on such Interest Payment Date.

“Reference Treasury Dealer” means any primary U.S. Government securities dealers in New York City selected by the Issuer.

“Reference Treasury Dealer Quotations” means, with respect to any Reference Treasury Dealer and any redemption date, the average (as determined by the Quotation Agent) of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 3:30 p.m. New York City time on the third Trading Day preceding such redemption date.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Responsible Officer,” when used with respect to the Trustee, means any vice president, any assistant vice president, any trust officer, any assistant trust officer or any other officer associated with the corporate trust department of the Trustee customarily performing functions similar to those performed by any of the above-designated officers, who shall have direct responsibility for the administration of this Supplemental Indenture, and also means, with respect to a particular corporate trust matter with respect to this Supplemental Indenture, any other officer of the Trustee to whom such matter is referred because of such person’s knowledge of and familiarity with the particular subject.

“Restricted Note” has the same meaning as “Restricted Security” set forth in Rule 144(a)(3) promulgated under the Securities Act; provided that the Trustee shall be entitled to request and conclusively rely upon an Opinion of Counsel with respect to whether any Note is a Restricted Note.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144 Certification” means a certification by a Holder to the Issuer, in such form as prescribed by the Issuer, that (i) such Holder is not, and has not been during the preceding three (3) months, an executive officer, director or Affiliate of the Issuer and (ii) a period of at least twelve (12) months has passed since the Notes were acquired from the Issuer or a director, officer or “Affiliate,” (within the meaning of Rule 144(a)(1) under the Securities Act), of the Issuer, as such period is computed in accordance with paragraph (d) of Rule 144 under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading. If the Common Stock is not listed or admitted for trading, “Scheduled Trading Day” means a Business Day.

“SEC” means the United States Securities and Exchange Commission, as constituted from time to time.

“Second Lien Convertible Notes Indenture” means that certain Indenture, dated as of the date hereof, among the Issuer, the guarantors party thereto, and Computershare Trust Company, N.A., as amended, amended and restated, supplemented or modified and in effect from time to time, pursuant to which the Issuer issued its 6 5/8% Senior Secured Convertible PIK Toggle Notes due 2019.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Subsidiary” means (a) any corporation of which the Issuer, directly or indirectly, owns stock having more than 50% of the votes entitled to be cast in the election of directors under ordinary circumstances, or (b) any other Person of which the Issuer, directly or indirectly, owns more than 50% of the voting interest under ordinary circumstances.

“Supplemental Indenture” has the meaning set forth in the Preamble hereof.

“TIA” means the Trust Indenture Act of 1939, as amended, or any successor statute or statutes thereto.

“Trading Day” means a Scheduled Trading Day on which (i) there is no Market Disruption Event, and (ii) trading in the Common Stock generally occurs on The NASDAQ Global Select Market or, if the Common Stock is not then listed on The NASDAQ Global Select Market, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded. If the Common Stock is not so listed or traded, “Trading Day” means a “Business Day.”

“Treasury Rate” means, with respect to any redemption date, as determined by the Issuer, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Trustee” means the Person named as the “Trustee” in the Preamble hereof until a successor Person shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Trustee” shall mean such successor Person.

“U.S. Government Obligations” means securities which are (a) direct obligations of the United States of America for the payment of which its full faith and credit is pledged, or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, provided that the payment of such obligations is unconditionally guaranteed as a full faith and credit obligation by the United States of America. The term “U.S. Government Obligations” shall also include depository receipts issued by a bank or trust company as custodian and evidencing ownership by the holders of such depository receipts of future payments of interest or principal, or both, on U.S. Government Obligations, as defined above, held by such custodian; provided that except as required by law, no deduction may be made by the custodian from the amount payable to the holder of any such depository receipt from the amount received by the custodian in respect of any such payment of interest or principal.

Section 1.03    Other Definitions. Except as separately defined in this Supplemental Indenture or the Notes, all terms defined in the Base Indenture, as used in this Supplemental Indenture or the Notes, have the meanings assigned thereto in the Base Indenture. Each of the following terms is defined in the section set forth opposite such term:

Term	Section

“Agent Members”	2.15(a)

“Authentication Order”	2.02

“Book-Entry Notes”	2.01(a)

“Conversion Agent”	2.03

“Conversion Date”	5.02(a)

“Conversion Notice”	5.02(a)

“Defaulted Interest”	2.13(a)

“DTC”	2.03

“Global Accredited Investor Notes”	2.15(a)

“Global Notes”	2.15(a)

“Mandatory Conversion”	5.08(a)

“Mandatory Conversion Date”	5.08(b)

“Mandatory Conversion Notice”	5.08(b)

“Mandatory Conversion Notice Date”	5.08(b)

“Mandatory Conversion Trigger Period”	5.08(a)

“Paying Agent”	2.03

“PIK Interest”	4.01

“PIK Interest Note”	2.01(a)

“PIK Notice”	4.01

“PIK Payment”	2.01(a)

“Register”	2.03

“Registrar”	2.03

“Regulation S Global Notes”	2.15(a)

Term	Section

“Regulation S Notes”	2.01(b)

“Restricted Global Accredited Investor Notes”	2.15(a)

“Restricted Period”	2.15(f)

“Settlement Amount”	5.03(a)

“Special Record Date”	2.13(a)

“Unrestricted Global Accredited Investor Notes”	2.15(a)

Section 1.04 Incorporation by Reference of Trust Indenture Act. Whenever this Supplemental Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Supplemental Indenture. The following terms used in this Supplemental Indenture that are defined by the TIA have the following meanings:

“indenture securities” means the Notes; and

“obligor” on the indenture securities means the Issuer and any other obligor on the Notes.

All other terms used in this Supplemental Indenture that are defined by the TIA, defined by reference in the TIA to another statute or defined by a rule of the SEC under the TIA and not otherwise defined herein have the meanings assigned to them therein.

Section 1.05 Rules of Construction. Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) words in the singular include the plural, and words in the plural include the singular;

(5) “will” shall be interpreted to express a command;

(6) provisions apply to successive events and transactions;

(7) reference to sections of or rules under the Securities Act will be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;

(8) “herein,” “hereof” and other words of similar import refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision of this Supplemental Indenture;

(9) all references to Sections or Articles refer to Sections or Articles of this Supplemental Indenture (and not the Base Indenture or any other document); and

(10) use of masculine, feminine or neuter pronouns should not be deemed a limitation, and the use of any such pronouns should be construed to include, where appropriate, the other pronouns.

ARTICLE 2

THE NOTES

Article 2 hereof replaces Article II and Article III of the Base Indenture in its entirety as applied to the Notes.

Section 2.01 Form and Dating.

(a) The Notes shall be issued in registered global form or definitive form, in either case without interest coupons. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A attached hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage (but which shall not affect the rights, duties or immunities of the Trustee). The Issuer shall furnish any such notations, legends or endorsements to the Trustee in writing. Each Note shall be dated the date of its authentication. The Notes shall be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof, subject to the issuance of PIK Interest Notes or the increase in the principal amount of a Global Note in order to evidence PIK Interest, which PIK Interest Notes or increased principal amount of a Global Note will be in denominations of $1.00 and integral multiples of $1.00 in excess thereof. On any Interest Payment Date on which the Issuer pays PIK Interest (a “PIK Payment”), with respect to a Global Note, the Trustee, or the Depositary at the direction of the Trustee, will increase the principal amount of such Global Note, effective as of the applicable Interest Payment Date, by an amount equal to the PIK Interest payable, rounded up to the nearest whole dollar, for the relevant interest period on the principal amount of such Global Note, to the credit of the Holders on the relevant Record Date and an adjustment will be made on the books and records of the Trustee with respect to such Global Note to reflect such increase. Following an increase in the principal amount of a Global Note as a result of the payment of PIK Interest, such Global Note will bear interest on such increased principal amount from and after the relevant Interest Payment Date. On any Interest Payment Date on which the Issuer makes a PIK Payment by issuing definitive Notes (a “PIK Interest Note”) under this Supplemental Indenture having the same terms as the Notes, the principal amount of any such PIK Interest Note issued to any Holder, for the relevant interest period as of the relevant Record Date for such Interest Payment Date, will be rounded up to the nearest whole dollar.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Supplemental Indenture and the Issuer and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of the Base Indenture, the provisions of the Note shall govern and be controlling, and to the extent any provision of the Note conflicts with the express provisions of this Supplemental Indenture, the provisions of this Supplemental Indenture shall govern and be controlling.

(b) Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon). Notes offered and sold to Accredited Investors who have made a Rule 144 Certification shall not bear the Private Placement Legend, Notes offered and sold to Accredited Investors who have not made a Rule 144 Certification shall bear the Private Placement Legend and include the form of assignment set forth in Exhibit B, and Notes offered and sold in offshore transactions in reliance on Regulation S (“Regulation S Notes”) shall bear the legend and include the form of assignment set forth in Exhibit C, provided that the Trustee shall have no responsibility, liability or obligation with respect to the allocation of Notes to any holders or investors, which shall be the responsibility of the Issuer. Each Global Note shall represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time as reflected in the records of the Trustee and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, on the “Schedule of Increases or Decreases in the Global Note” attached to such Global Note to reflect exchanges and redemptions. The Trustee’s records and the “Schedule of Increases or Decreases in the Global Note” attached to such Global Note shall be noted to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby, in accordance with instructions given by the Holder thereof as required by Section 2.06 and otherwise in compliance with the terms hereof.

Section 2.02 Execution and Authentication. An Officer must sign the Notes for the Issuer by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

A Note will not be valid until authenticated by the manual signature of the Trustee. Such signature will be conclusive evidence that the Note has been authenticated under this Supplemental Indenture.

The Trustee shall, upon receipt of a written order of the Issuer signed by an Officer (an “Authentication Order”), (a) authenticate Notes for issue under this Supplemental Indenture, including any Additional Notes issued pursuant to Section 2.07 and PIK Interest Notes that may be issued under this Supplemental Indenture and (b) increase the principal amount of any Global Note as a result of a PIK Payment in the amount set forth in the applicable PIK Notice. Each Authentication Order shall specify the amount of Notes to be authenticated or increased and the date on which such Notes are to be authenticated or increased. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Issuer pursuant to one or more Authentication Orders, except as provided in Section 2.08.

In authenticating the Initial Notes, any PIK Interest Notes and any Additional Notes and accepting the additional responsibilities under the Indenture in relation to the Notes the Trustee shall receive, and (subject to Section 12.02 of the Base Indenture) shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel, each prepared in accordance with Section 17.01 of the Base Indenture, stating (i) that the conditions precedent, if any, provided for in the Indenture which relate to such authentication have been complied with, (ii) that the terms of and form of the Notes have been established in conformity with the Indenture and (iii) with respect to the Opinion of Counsel, that the Notes constitute the valid, binding and enforceable obligations of the Issuer according to the terms thereof (subject to customary exceptions and qualifications).

The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Supplemental Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders, the Issuer or an Affiliate of the Issuer.

Section 2.03 Registrar, Paying Agent and Conversion Agent. The Issuer will maintain (i) an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”), (ii) an office or agency where Notes may be presented for payment (“Paying Agent”) and (iii) an office or agency where the Notes may be presented for conversion (the “Conversion Agent”). The Registrar will keep a register of the Notes and of their transfer and exchange (the “Register”). The Issuer may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar, the term “Paying Agent” includes any additional paying agent, and the term “Conversion Agent” includes any additional conversion agent. The Issuer may change any Paying Agent, Conversion Agent or Registrar without notice to any Holder. The Issuer will notify the Trustee in writing of the name and address of any Agent not a party to this Supplemental Indenture. If the Issuer fails to appoint or maintain another entity as Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such. The Issuer or any of its Subsidiaries may act as Paying Agent, Conversion Agent or Registrar.

The Issuer initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

The Issuer initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes. The Issuer initially appoints Computershare Trust Company, N.A. and Computershare Inc. to act as Conversion Agent pursuant to a Voluntary Conversion Agent Agreement dated as of the date of this Supplemental Indenture.

The Issuer shall be responsible for making calculations called for under the Notes, including but not limited to determination of redemption price, premium, if any, and any additional amounts or other amounts payable on the Notes. The Issuer will make the calculations in good faith and, absent manifest error, its calculations will be final and binding on the Holders. The Issuer will provide a schedule of its calculations to the Trustee when requested by the Trustee, and the Trustee is entitled to rely conclusively on the accuracy of the Issuer’s calculations without independent verification.

Section 2.04 Paying Agent to Hold Money in Trust. The Issuer will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and will notify the Trustee of any Default by the Issuer in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuer or a Subsidiary thereof) will have no further liability for the money. If the Issuer or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee will serve as Paying Agent for the Notes.

Section 2.05 Holder Lists. The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and the Issuer shall comply with TIA § 312(a). If the Trustee is not the Registrar, the Issuer will furnish to the Trustee at least seven (7) Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders and the Issuer shall otherwise comply with TIA § 312(a).

Section 2.06 Transfer and Exchange. Subject to Sections 2.15 and 2.16, when Notes are presented to the Registrar with a request from the Holder of such Notes to register a transfer or to exchange them for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer or exchange such Notes as requested if the requirements of this Supplemental Indenture are met. Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Registrar, duly executed by the Holder thereof or its attorneys duly authorized in writing. To permit registrations of transfers and exchanges, the Issuer shall issue and execute and the Trustee, upon receipt of an Authentication Order, shall authenticate new Notes evidencing such transfer or exchange at the Registrar’s request. No service charge shall be made to the Holder for any registration of transfer or exchange. The Issuer may require from the Holder payment of a sum sufficient to cover any transfer taxes or other governmental charge that may be imposed in relation to a transfer or exchange, but this provision shall not apply to any exchange pursuant to Section 2.11 or Section 3.06 (in which events the Issuer shall be responsible for the payment of such taxes). The Registrar shall not be required to exchange or register a transfer of any Note for a period of fifteen (15) days immediately preceding the mailing or electronic delivery of notice of redemption of Notes to be redeemed or of any Note selected, called or being called for redemption except the unredeemed portion of any Note being redeemed in part.

Any Holder of the Global Note shall, by acceptance of such Global Note, agree that transfers of the beneficial interests in such Global Note may be effected only through a book-entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Global Note shall be required to be reflected in a book entry.

A beneficial interest in a Restricted Global Accredited Investor Note may be exchanged by any Holder thereof for a beneficial interest in an Unrestricted Global Accredited Investor Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Accredited Investor Note if the exchange or transfer complies with the requirements of this Section 2.06 and Section 2.16.

Each Holder of a Note agrees to indemnify the Issuer and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Note in violation of any provision of this Supplemental Indenture and/or applicable federal or state securities law.

Except as expressly provided herein, neither the Trustee nor the Registrar shall have any duty to monitor the Issuer’s compliance with or have any responsibility with respect to the Issuer’s compliance with any federal or state securities laws. The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Supplemental Indenture or under applicable law with respect to any transfer of any interest in any Notes (including any transfers between or among the Depositary’s participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation, as is expressly required by, and to do so if and when expressly required by, the terms of this Supplemental Indenture and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.07 Issuance of Additional Notes. The Issuer shall be entitled, without the consent of the Holders, to create and issue Additional Notes under this Supplemental Indenture in an unlimited aggregate principal amount. Any Additional Notes would be issued under this Supplemental Indenture with substantially identical terms as the Initial Notes (except the issue date, the public offering price and, if applicable, the initial interest accrual date and the initial interest payment date) and shall be consolidated, and form a single series, with the Initial Notes, provided that if such Additional Notes are not fungible with the Initial Notes for U.S. federal income tax purposes or to the extent required by applicable securities laws or Applicable Procedures, such Additional Notes will have a separate CUSIP number.

With respect to any Additional Notes, the Issuer shall set forth in an Officer’s Certificate delivered to the Trustee the following information: (a) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Supplemental Indenture and (b) the issue price, the date of issuance and the CUSIP number of such Additional Notes.

Section 2.08 Replacement Notes. If any mutilated Note is surrendered to the Trustee or the Issuer and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuer will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note, subject to the immediately following sentence. If required by the Trustee or the Issuer, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of (a) the Trustee to protect the Trustee and (b) the Issuer to protect the Issuer, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuer may charge the Holder thereof for their expenses in replacing a Note.

In case any such mutilated Note has become or is about to become due and payable, the Issuer in its discretion may, instead of issuing a new Note, pay such Note.

Every replacement Note is an additional obligation of the Issuer and will be entitled to all of the benefits of this Supplemental Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.09 Outstanding Notes. The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.09 as not outstanding. Except as set forth in Section 2.10, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note.

If a Note is replaced pursuant to Section 2.08 hereof, it ceases to be outstanding unless the Trustee receives proof reasonably satisfactory to it that the replaced Note is held by a protected purchaser.

If the principal amount of any Note is considered paid, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Issuer, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date, repurchase date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.10 Treasury Notes. In determining whether the Holders of the required principal amount of Notes have concurred in any direction or consent, Notes owned by the Issuer, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer, will be disregarded, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction or consent, only Notes that a Responsible Officer of the Trustee knows are so owned will be so disregarded.

Section 2.11 Temporary Notes. Until certificates representing Notes are ready for delivery, the Issuer may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of Notes but may have variations that the Issuer considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuer will prepare and the Trustee will authenticate definitive Notes in exchange for temporary Notes.

Holders of temporary Notes will be entitled to all of the benefits of this Supplemental Indenture.

Section 2.12 Cancellation. The Issuer or one of its Affiliates at any time may deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer or one of its Affiliates may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Notes previously authenticated hereunder which the Issuer has not issued and sold. The Registrar, any transfer agent, the Paying Agent and the Conversion Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange, payment, conversion or cancellation. The Trustee shall promptly cancel and dispose of in accordance with its customary procedures all Notes surrendered for transfer, exchange, payment or cancellation and upon written request shall deliver a certificate of disposition to the Issuer. The Issuer may not issue new Notes to replace Notes that have been paid in full or delivered to the Trustee for cancellation.

Section 2.13 Defaulted Interest.

(a) Any interest on any Note that is payable but is not punctually paid or duly provided for on any interest payment date (this being referred to herein as “Defaulted Interest”) shall cease to be payable to the Holder on the relevant record date by virtue of his, her or its having been such a Holder, and such Defaulted Interest may be paid by the Issuer, at its election, in each case, as provided in clause (i) or (ii) below:

(i) The Issuer may elect to make payment of any Defaulted Interest to the Persons in whose names such Notes are registered at the close of business on a special record date for the payment of such Defaulted Interest (a “Special Record Date”), which shall be fixed in the following manner. The Issuer shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each such Note and the date of the proposed payment, and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Issuer shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than fifteen (15) calendar days and not less than ten (10) calendar days prior to the date of the proposed payment and not less than ten (10) calendar days after the Issuer gives to the Trustee the notice of the proposed payment. The Issuer shall promptly notify the Trustee of such Special Record Date and, in the name and at the expense of the Issuer, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given to the Holders of such Notes not less than ten (10) calendar days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been given as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names such Notes are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (ii).

(ii) The Issuer may make payment of any Defaulted Interest on Notes in any other lawful manner (including, if the Notes are listed on a securities exchange, in a manner not inconsistent with the requirements of such securities exchange, and upon such notice as may be required by such exchange), if, after notice given by the Issuer to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

(b) Subject to the provisions set forth herein relating to record dates, each Note delivered pursuant to any provision of the Supplemental Indenture in exchange or substitution for, or upon registration of transfer of, any other Note shall carry all the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

Section 2.14 CUSIP Numbers. The Issuer in Issuing the Notes may use one or more CUSIP, ISIN or other similar numbers, if then generally in use, and thereafter with respect to such series, the Trustee may use such numbers in any notice (including any notice of redemption, repurchase or exchange); provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice (including any notice of redemption, repurchase or exchange) and that reliance may be placed only on the other identification numbers printed on the Notes, and any such notice shall not be affected by any defect in or omission of such numbers. The Issuer will promptly notify the Trustee in writing of any change in the CUSIP, ISIN or other similar numbers.

Section 2.15 Book-Entry Provisions for Global Notes.

(a) Accredited Investor Notes initially shall be represented by one or more notes in registered, global form without interest coupons (collectively, the “Global Accredited Investor Notes”). Regulation S Notes initially shall be represented by one or more notes in registered, global form without interest coupons (collectively, the “Regulation S Global Notes,” and, together with the Global Accredited Investor Notes and any other global notes representing Notes, the “Global Notes”). The Global Notes shall bear legends as set forth in Exhibit D. The Global Notes initially shall (i) be registered in the name of the Depositary or the nominee of such Depositary, in each case for credit to an account of an Agent Member, (ii) be delivered to the Custodian and (iii) except for Global Accredited Investor Notes issued to, or for the account of, Accredited Investors who have each made a Rule 144 Certification (“Unrestricted Global Accredited Investor Notes”), bear the Private Placement Legend with respect to Global Accredited Investor Notes (Global Accredited Investor Notes bearing the Private Placement Legend, “Restricted Global Accredited Investor Notes”) and Exhibit C with respect to Regulation S Global Notes.

Members of, or direct or Indirect Participants in, the Depositary (“Agent Members”) shall have no rights under this Supplemental Indenture with respect to any Global Note held on their behalf by the Depositary, or the Custodian, or under the Global Notes, and the Depositary may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

(b) Transfers of Global Notes shall be limited to transfers in whole, but not in part, to the Depositary, its successors or their respective nominees. Subject to Section 2.15(e), interests of beneficial owners in the Global Notes may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depositary and the provisions of Section 2.16. In addition, subject to Section 2.15(e), a Global Note shall be exchangeable for Physical Notes if

(i) the Depositary (x) notifies the Issuer that it is unwilling or unable to continue as Depositary for such Global Note and the Issuer thereupon fails to appoint a successor depositary within ninety (90) days thereof or (y) has ceased to be a clearing agency registered under the Exchange Act and the Issuer thereupon fails to appoint a successor Depositary within ninety (90) days thereof or (ii) there shall have occurred and be continuing an Event of Default with respect to the Notes and the Depositary shall have requested the issuance of Physical Notes. In all cases, Physical Notes delivered in exchange for any Global Note or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with Applicable Procedures).

(c) In connection with any transfer or exchange of a portion of the beneficial interest in any Global Note to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Issuer shall execute, and the Trustee, upon receipt of an Authentication Order, shall authenticate and make available for delivery, one or more Physical Notes of like tenor and amount.

(d) In connection with the transfer of Global Notes as an entirety to beneficial owners pursuant to paragraph (b), the Global Notes shall be deemed to be surrendered to the Trustee for cancellation, and the Issuer shall execute, and the Trustee, upon receipt of an Authentication Order, shall authenticate and deliver, to each beneficial owner identified by the Depositary in writing in exchange for its beneficial interest in the Global Notes, an equal aggregate principal amount of Physical Notes of authorized denominations.

(e) Any Physical Note constituting a Restricted Note delivered in exchange for an interest in a Global Note pursuant to paragraph (b), shall bear the Private Placement Legend or, in the case of the Regulation S Global Note, the legend set forth in Exhibit C, in each case, unless the Issuer determines otherwise in compliance with applicable law.

(f) On or prior to the expiration of the six-month distribution compliance period as defined in Regulation S (the “Restricted Period”), a beneficial interest in a Regulation S Global Note may be transferred to a Person who takes delivery in the form of an interest in the corresponding Regulation S Global Note only upon receipt by the Trustee of a written certification from the transferor to the effect that such transfer is being made (i)(x) to a Person whom the transferor reasonably believes is a Qualified Institutional Buyer in a transaction meeting the requirements of Rule 144A or (y) pursuant to another exemption from the registration requirements under the Securities Act which is accompanied by an Opinion of Counsel reasonably satisfactory to the Issuer and the Trustee regarding the availability of such exemption and (ii) in accordance with all applicable securities laws of any state of the United States or any other jurisdiction. During the Restricted Period, a beneficial interest in the Regulation S Global Note may not be exchanged for a Physical Note.

(g) Beneficial interests in a Regulation S Global Note may be transferred to a Person who takes delivery in the form of an interest in the Regulation S Global Note, whether before or after the expiration of the Restricted Period, only if the transferor and, if applicable pursuant to Rule 903 of Regulation S, transferee, first deliver to the Trustee a written certificate to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if available).

(h) Beneficial interests in a Global Accredited Investor Note may be transferred to a Person who takes delivery in the form of an interest in the Regulation S Global Note, whether before or after the expiration of the Restricted Period, only if the transferor first delivers to the Trustee a written certificate to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if available).

(i) Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in another Global Note shall, upon transfer, cease to be an interest in such Global Note and become an interest in such other Global Note and, accordingly, shall thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

(j) The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Supplemental Indenture or the Notes.

Section 2.16 Special Transfer Provisions.

(a) Transfers Other Than to a QIB Pursuant to Rule 144A. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Note other than pursuant to Rule 144A:

(i) the Registrar shall register the transfer of any Note constituting a Restricted Note, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after the date such Note shall be freely transferable under Rule 144 as certified in an Officer’s Certificate, provided that no Officer’s Certificate shall be required in respect of Notes (i) issued to Accredited Investors who have each made a Rule 144 Certification, (y) the requested transfer is otherwise in compliance with Rule 144 as certified in an Officer’s Certificate, or (z) (1) in the case of a transfer other than to a QIB (excluding Non-U.S. Persons) pursuant to Rule 144A, the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit E hereto and an Opinion of Counsel reasonably satisfactory to the Issuer and the Trustee or (2) in the case of a transfer to a Non-U.S. Person (including a QIB), the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit F hereto; provided that in the case of any transfer of a Note bearing the Private Placement Legend for a Note not bearing the Private Placement Legend, the Registrar has received an Officer’s Certificate authorizing such transfer; and

(ii) if the proposed transferor is an Agent Member holding a beneficial interest in a Global Note, upon receipt by the Registrar of (x) the certificate, if any, required by paragraph (i) above and (y) instructions given in accordance with the Depositary’s and the Registrar’s procedures, whereupon (x) the Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding Physical Notes) a decrease in the principal amount of a Global Note in an amount equal to the principal amount of the beneficial interest in a Global Note to be transferred, and (y) the Registrar shall reflect on its books and records the date and an increase in the principal amount of a Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note transferred or the Issuer shall execute and the Trustee, upon receipt of an Authentication Order, shall authenticate and make available for delivery one or more Physical Notes of like tenor and amount.

(b) Transfers to QIBs pursuant to Rule 144A. The following provisions shall apply with respect to the registration or any proposed registration of transfer of a Note constituting a Restricted Note to a QIB pursuant to Rule 144A (excluding transfers to Non-U.S. Persons):

(i) the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on such Holder’s Note stating, or has otherwise advised the Issuer and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on such Holder’s Note stating, or has otherwise advised the Issuer and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

(ii) if the proposed transferee is an Agent Member, and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the Global Note, upon receipt by the Registrar of instructions given in accordance with the Applicable Procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note in an amount equal to the principal amount of the Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred.

(c) Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) it has received the Officer’s Certificate required by paragraph (a)(i) of this Section 2.16, (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Issuer and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (iii) such Note has been sold pursuant to an effective registration statement under the Securities Act.

(d) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such Note acknowledges the restrictions on transfer of such Note set forth in this Supplemental Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Supplemental Indenture.

The Registrar shall retain for a period of two (2) years or as may otherwise be required by applicable law copies of all letters, notices and other written communications received pursuant to Section 2.15 or this Section 2.16. The Issuer shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable notice to the Registrar.

ARTICLE 3

REDEMPTION

Article 3 hereof replaces Article IV of the Base Indenture in its entirety as applied to the Notes.

Section 3.01 Notices to Trustee. If the Issuer elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07, it must furnish to the Trustee, within the applicable time period set forth in Section 3.03 for giving notice of redemption, an Officer’s Certificate setting forth:

(1) the clause of this Supplemental Indenture pursuant to which the redemption shall occur;

(2) the redemption date;

(3) the principal amount of the Notes to be redeemed; and

(4) the redemption price.

If the redemption price is not known at the time such notice is to be given, the actual redemption price shall be set forth in an Officer’s Certificate of the Issuer delivered to the Trustee no later than two (2) Business Days prior to the redemption date.

Section 3.02 Selection of Notes to Be Redeemed. If less than all of the Notes are to be redeemed, the Notes to be redeemed will be selected by the Trustee by lot, pro rata or by another method in accordance with DTC procedures.

The Trustee shall promptly notify the Issuer in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof (or if a PIK Payment has been made, in minimum denominations of $2,000 and any integral multiple of $1.00 in excess thereof); no Notes of $2,000 or less can be redeemed in part, except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not equal to $2,000 or an integral multiple of $1,000 in excess thereof, shall be redeemed. Except as provided in the preceding sentence, provisions of this Supplemental Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03 Notice of Redemption. At least thirty (30) days but not more than sixty (60) days before a redemption date, the Issuer shall mail (or, in the case of interests in Global Notes, transmit electronically) a notice of redemption to each Holder of the Notes to be redeemed.

The notice will identify the Notes to be redeemed and will state:

(1) the redemption date;

(2) the redemption price, or manner of calculation thereof if not then known;

(3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;

(4) the name and address of the Paying Agent;

(5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6) that, unless the Issuer defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(7) the paragraph of the Notes and/or Section of this Supplemental Indenture pursuant to which the Notes called for redemption are being redeemed; and

(8) that no representation is made as to the correctness or accuracy of the CUSIP/CINS number, if any, listed in such notice or printed on the Notes.

At the Issuer’s request, the Trustee will give the notice of redemption in the Issuer’s names and at its expense; provided, however, that the Issuer has delivered to the Trustee, at least thirty-five (35) days prior to the redemption date (unless a shorter time is agreed to by the Trustee), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the immediately preceding paragraph.

Section 3.04 Effect of Notice of Redemption. Once notice of redemption is mailed or sent in accordance with Section 3.03, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price, provided, notice of redemption may, at the Issuer’s option and discretion, be subject to the satisfaction of any conditions precedent contained in such notice of redemption.

Section 3.05 Deposit of Redemption Price. Prior to any redemption date, the Issuer shall deposit (or cause or direct to be deposited) with the Trustee or with the Paying Agent money sufficient to pay the redemption price of, and accrued and unpaid interest to, but not including, the redemption date, on the Notes to be redeemed on such redemption date. The Trustee or the Paying Agent shall promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption price of, and accrued and unpaid interest to, but not including, the redemption date on, all Notes to be redeemed.

If the Issuer complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption is not so paid upon surrender for redemption because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes.

Section 3.06 Notes Redeemed in Part. Upon surrender of a Note that is redeemed in part, the Issuer will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Issuer a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.07 Optional Redemption. The Issuer may redeem the Notes, in whole or in part at any time, and from time to time, prior to the maturity date of the Notes, at the Issuer’s option, at a redemption price equal to the greater of:

(1) 100% of the principal amount of the Notes to be redeemed; and

(2) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points;

plus, in each case, accrued and unpaid interest, if any, thereon to, but not including, the date of redemption. Notwithstanding the foregoing, installments of interest on Notes that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the Holders as of the close of business on the relevant record date.

Section 3.08 Mandatory Redemption. The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

ARTICLE 4

COVENANTS

Section 4.01 Payment of Notes.The Issuer shall pay the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes and this Supplemental Indenture. An installment of principal or cash interest shall be considered paid on the date it is due if the Trustee or Paying Agent holds as of 11:00 a.m., New York City time, on that date money designated for and sufficient to pay such installment.

Interest payable on the Interest Payment Date of June 15, 2018 will be paid entirely in PIK Interest. In the event that the Issuer determines to pay PIK Interest for any other interest period, then the Issuer will deliver a notice (a “PIK Notice”) to the Trustee no later than five (5) Business Days prior to the Record Date with respect to the applicable Interest Payment Date, which notice will state the total amount of interest to be paid on the Interest Payment Date and the amount of such interest to be paid as PIK Interest. The Trustee, on behalf of the Issuer, will promptly deliver a corresponding notice provided by the Issuer to the Holders. PIK Interest will be considered paid on the date due if on such date the Trustee has received (i) with respect to any Global Notes, an Authentication Order to increase the balance of such Global Note to reflect such PIK Interest and (ii) with respect to any Definitive Notes, PIK Interest Notes duly executed by the Issuer together with an Authentication Order requesting the authentication of such PIK Interest Notes by the Trustee. In connection with the payment of PIK Interest in respect of the Notes, the Issuer will, without the consent of Holders, increase the outstanding principal amount of the Global Notes, if any, and issue PIK Interest Notes under this Supplemental Indenture with respect to any Definitive Notes, if any.

Interest will be payable, at the election of the Issuer, in whole or, to the extent consistent with the procedures of the Depositary, in part (i) as cash interest and/or (ii) by increasing the principal amount of the outstanding Global Notes, if any, and by issuing PIK Interest Notes with respect to the Definitive Notes, if any (“PIK Interest”). If the Issuer fails to timely make an election with respect to payment of interest on any Interest Payment Date (other than the Interest Payment Date of June 15, 2018), then interest shall be payable on such date in the same form as paid with respect to the immediately preceding Interest Payment Date; provided, that the Issuer shall provide an Authentication Order to the Trustee in accordance with the preceding paragraph on each Interest Payment Date on which the Issuer will pay PIK Interest whether or not the Issuer makes an election to pay PIK Interest with respect to such Interest Payment Date.

The Issuer shall pay interest on overdue principal (including post-petition interest in a proceeding under any bankruptcy law), and overdue interest, to the extent lawful, in cash at the rate specified in the Notes; provided, that to the extent any such payment is not permitted by the Second Lien Convertible Notes Indenture, such payment shall be made by making a PIK Payment.

ARTICLE 5

CONVERSION

Section 5.01 Conversion Rights.

Subject to, and upon compliance with, the provisions of this Article 5, each Holder of a Note shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted would result in the issuance of at least one whole share of Common Stock upon conversion) of such Note at any time at the Conversion Rate.

Notwithstanding the foregoing, except for any Person who directly or indirectly owned (including by virtue of relevant tax attribution rules) more than 9.9% of the vote or value of the Common Stock (as calculated for purposes of Section 871(h)(3) of the Code) immediately prior to the issuance of Notes on the Issue Date, to the extent that any proposed conversion of the Notes by any Holder would result in any non-U.S. Person directly or indirectly owning (including by virtue of relevant tax attribution rules) more than 9.9% of the vote or value of the Common Stock (as calculated for purposes of Section 871(h)(3) of the Code), the Notes will not be convertible at the option of such Holder to such extent.

Section 5.02 Conversion Procedures.

(a) General. To exercise the conversion right with respect to a beneficial interest in a Global Note, the owner of such beneficial interest must (i) comply with the Applicable Procedures for converting a beneficial interest in a Global Note, (ii) pay the funds, if any, required by Section 5.02(f) and (iii) pay any taxes or duties if required pursuant to Section 5.02(g).

To exercise the conversion right with respect to any Definitive Note, the Holder of such Definitive Note must (i) complete and manually sign a conversion notice in the form set forth in the Form of Notice of Conversion (the “Conversion Notice”) or a facsimile of the Conversion Notice; (ii) deliver such signed and completed Conversion Notice, which is irrevocable, and the definitive Note to the Conversion Agent; (iii) if required, furnish appropriate endorsements and transfer documents; (iv) if required, make any payment required under Section 5.02(f); and (v) if required, pay all transfer or similar governmental charges or duties as set forth in Section 5.02(g).

For any Note, the date on which the Holder of such Note (or Holder of a beneficial interest in a Global Note) satisfies all of the applicable requirements set forth above with respect to such Note shall be the conversion date (the “Conversion Date”) with respect to such Note (or beneficial interest).

(b) Holder of Record. Each conversion shall be deemed to have been effected as to any such Notes (or portion thereof) surrendered for conversion at the Close of Business on the applicable Conversion Date; provided, however, the Person in whose name any shares of Common Stock shall be issuable upon conversion, if any, shall be treated as a stockholder of record as of the Close of Business on the Conversion Date. For the avoidance of doubt, until a Holder is deemed to become the holder of record of shares of Common Stock issuable upon conversion of such Holder’s Notes as contemplated in the immediately preceding sentence, such Holder shall not have any rights as a holder of the Common Stock with respect to the shares of Common Stock issuable upon conversion of such Notes. At the Close of Business on the Conversion Date for a Note, the converting Holder shall no longer be the Holder of such Note.

(c) Endorsement. Any Notes surrendered for conversion shall, unless shares of Common Stock issuable on conversion are to be issued in the same name as the registration of such Notes, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Issuer duly executed by, the Holder or its duly authorized attorney.

(d) Definitive Notes. If any Definitive Notes shall be surrendered for partial conversion, the Issuer shall execute and the Trustee, upon receipt of an Authentication Order, shall authenticate and deliver to the Holder of the Definitive Notes so surrendered, without charge, new Definitive Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Definitive Notes.

(e) Global Notes. Upon the conversion of a beneficial interest in Global Notes, the Trustee shall make a notation in its records as to the reduction in the principal amount represented thereby. The Issuer shall notify the Trustee in writing of any conversions of Notes effected through any Conversion Agent other than the Trustee.

(f) Interest Due upon Conversion. If a Holder converts a Note after the Close of Business on a Record Date but prior to the Open of Business on the Interest Payment Date corresponding to such Record Date, such Holder must accompany such Note with an amount of cash equal to the amount of interest that will be payable on such Note on the corresponding Interest Payment Date; provided, however, that a Holder need not make such payment (1) if the Conversion Date follows the Record Date immediately preceding the Maturity Date; (2) if the Issuer has specified a redemption date that is after a Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date and the relevant Conversion Date occurs after such Record Date and on or prior to such Interest Payment Date; or (3) to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such Notes.

(g) Taxes Due upon Conversion. If a Holder converts a Note, the Issuer will pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of the Common Stock upon such conversion, unless the tax is due because the Holder requests that any shares be issued in a name other than the Holder’s name, in which case the Holder will pay any such taxes. The Conversion Agent may refuse to deliver the Common Stock to be issued in a name other than such Holder’s name until the Conversion Agent receives a sum sufficient to pay any tax or duty which will be due because such shares are to be issued in a name other than such Holder’s name. Nothing herein shall preclude any tax withholding required by law or regulation.

Section 5.03 Settlement upon Conversion.

(a) Settlement. Subject to this Section 5.03, Section 5.05 and Section 5.07, upon conversion of any Note, the Issuer shall deliver to Holders, in full satisfaction of its conversion obligation under Section 5.01, in respect of each $1,000 principal amount of Notes being converted, a Settlement Amount.

(i) [Reserved].

(ii) Settlement Amount. The shares of Common Stock in respect of any conversion of Notes (the “Settlement Amount”) shall be computed as follows: the Issuer shall deliver to the converting Holder, in respect of each $1,000 principal amount of its Notes being converted, a number of shares of Common Stock equal to the Conversion Rate, rounded down to the nearest whole share pursuant to Section 5.03(b).

(iii) Delivery Obligation. The Issuer shall deliver the Settlement Amount due in respect of its conversion obligation under Section 5.03, not later than the third Business Day immediately following the relevant Conversion Date.

(b) Fractional Shares. Notwithstanding the foregoing, the Issuer will not issue fractional shares of Common Stock as part of the Settlement Amount due with respect to any converted Note. Instead, if any Settlement Amount includes a fraction of a share of the Common Stock, the number of shares of Common Stock issuable will be rounded down to the nearest whole share.

(c) Conversion of Multiple Notes by a Single Holder. If a Holder surrenders more than one Note for conversion on a single Conversion Date the Issuer will calculate the number of shares of Common Stock due with respect to such Notes as if such Holder had surrendered for conversion one Note having an aggregate principal amount equal to the sum of the principal amounts of each of the Notes surrendered for conversion by such Holder on the same Conversion Date.

(d) Settlement of Accrued Interest and Deemed Payment of Principal. If a Holder converts a Note, the Issuer will not adjust the Conversion Rate to account for any accrued and unpaid interest on such Note, and the Issuer’s delivery or payment of shares of Common Stock into which a Note is convertible will be deemed to satisfy and discharge in full the Issuer’s obligation to pay the principal of, and accrued and unpaid interest, if any, on, such Note to, but excluding, the Conversion Date; provided, however, that subject to Section 5.02(f), if a Holder converts a Note after the Close of Business on a Record Date and prior to the Open of Business on the corresponding Interest Payment Date, the Issuer will still be obligated to pay the interest due on such Interest Payment Date to the Holder of such Note on such Record Date. As a result, except as otherwise provided in the proviso to the immediately preceding sentence, any accrued and unpaid interest with respect to a converted Note will be deemed to be paid in full rather than cancelled, extinguished or forfeited.

(e) Notices. Whenever a Conversion Date occurs with respect to a Note, the Conversion Agent will, as promptly as possible, deliver to the Issuer and the Trustee notice that a Conversion Date has occurred, which notice will state such Conversion Date, the principal amount of Notes converted on such Conversion Date and the names of the Holders that converted Notes on such Conversion Date.

Section 5.04 Common Stock Issued upon Conversion.

(a) The Issuer shall at all times reserve out of its authorized but unissued shares of Common Stock a number of shares of Common Stock sufficient to permit the conversion, in accordance herewith, of all of the then-outstanding Notes.

(b) Any shares of Common Stock delivered upon the conversion of the Notes will be newly issued shares or treasury shares, duly and validly issued, fully paid, nonassessable, free from preemptive rights and free of any lien or adverse claim (except to the extent of any lien or adverse claim created by the action or inaction of the Holder or other Person to whom such shares of Common Stock will be delivered). In addition, the Issuer will comply with all federal and state securities laws regulating the offer and delivery of any shares of Common Stock issuable upon conversion of the Notes. The Issuer will also cause any shares of Common Stock issuable upon conversion of a Note to be listed on whatever stock exchange(s) the Common Stock is listed on the date the converting Holder becomes a record holder of such Common Stock.

(c) If any shares of the Common Stock issued upon conversion will, upon delivery, be “restricted securities” (within the meaning of Rule 144 or any successor provision in effect at such time), except as the Issuer may otherwise determine in compliance with applicable law, such shares of Common Stock (i) will be issued in physical, certificated form; (ii) will not be held in book-entry form through the facilities of the Depositary; and (iii) will bear any restrictive legends the Issuer or the Transfer Agent deems necessary to comply with applicable law.

Section 5.05 Adjustment of Conversion Rate; Conversion Price.

The Conversion Rate and the Conversion Price shall be subject to adjustment from time to time as follows; provided that if more than one subsection of this Section 5.05 is applicable to a single event, the subsection shall be applied that produces the largest adjustment and no single event shall cause an adjustment under more than one subsection of this Section 5.05 so as to result in duplication:

(a) Stock Splits, Subdivisions, Reclassifications or Combinations. If the Issuer shall (i) declare and pay a dividend or make a distribution on its Common Stock in shares of Common Stock, (ii) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify the outstanding shares of Common Stock into a smaller number of shares, the number of Notes Shares at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification will be proportionately adjusted so that a Holder of Notes after such date will be entitled, upon conversion of such Notes, to the number of shares of Common Stock that it would have received in respect of the number of Notes Shares it would have owned on account of the Notes had such Notes been converted immediately prior to such date. The Conversion Price in effect immediately prior to the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification will be adjusted by multiplying such Conversion Price by the quotient of (x) the number of Notes Shares immediately prior to such adjustment divided by (y) the new number of Notes Shares as determined in accordance with the immediately preceding sentence.

(b) Other Distributions. In case the Issuer shall fix a record date for the making of a distribution to all holders of shares of its Common Stock of securities, evidences of indebtedness, assets, cash, rights or warrants (excluding dividends of its Common Stock and other dividends or distributions referred to in Section 5.05(a)), in each such case, the Conversion Price in effect prior to such record date shall be reduced immediately thereafter or at such later date as the Board of Directors may determine for purposes of the determination of Fair Market Value of the distribution (but in any event not later than ten (10) Business Days after the first date on which the Common Stock trades regular way on the principal national securities exchange on which the Common Stock is listed or admitted to trading without the right to receive such distribution) to the price determined by multiplying the Conversion Price in effect immediately prior to the reduction by the quotient of (x) the Market Price of the Common Stock on the last Trading Day preceding the first date on which the Common Stock trades regular way on the principal national securities exchange on which the Common Stock is listed or admitted to trading without the right to receive such distribution, minus the amount of cash and/or the Fair Market Value of the securities, evidences of indebtedness, assets, rights or warrants to be so distributed in respect of one share of Common Stock divided by (y) such Market Price on such date specified in clause (x). Such adjustment shall be made successively whenever such a record date is fixed. In such event, the number of Notes Shares shall be increased (and the Conversion Rate increased proportionately) to the number obtained by multiplying the Notes Shares immediately prior to such adjustment by the quotient of (x) the Conversion Price in effect immediately prior to the distribution giving rise to this adjustment divided by (y) the new Conversion Price determined in accordance with the immediately preceding sentence. In the event that such distribution is not so made, the Conversion Price, Conversion Rate and the number of Notes Shares then in effect shall be readjusted, effective as of the date when the Board of Directors determines not to distribute such shares, evidences of indebtedness, assets, rights, cash or warrants, as the case may be, to the Conversion Price, Conversion Rate and the number of Notes Shares that would then be in effect if such record date had not been fixed.

(c) Certain Repurchases of Common Stock. In case the Issuer effects a Pro Rata Repurchase of Common Stock, then the Conversion Price shall be reduced to the price determined by multiplying the Conversion Price in effect immediately prior to the Effective Date of such Pro Rata Repurchase by a fraction of which the numerator shall be (i) the product of (x) the number of shares of Common Stock outstanding immediately prior to such Pro Rata Repurchase and (y) the Market Price of a share of Common Stock on the Trading Day immediately preceding the first public announcement by the Issuer or any of its Affiliates of the intent to effect such Pro Rata Repurchase, minus (ii) the aggregate purchase price of the Pro Rata Repurchase, and of which the denominator shall be the product of (x) the number of shares of Common Stock outstanding immediately prior to such Pro Rata Repurchase minus the number of shares of Common Stock so repurchased and (y) the Market Price per share of Common Stock on the Trading Day immediately preceding the first public announcement by the Issuer of the intent to effect such Pro Rata Repurchase. In such event, the number of Notes Shares shall be increased (and the Conversion Rate increased proportionately) to the number obtained by multiplying the number of Notes Shares immediately prior to such adjustment by the quotient of (x) the Conversion Price in effect immediately prior to the Pro Rata Repurchase giving rise to this adjustment divided by (y) the new Conversion Price determined in accordance with the immediately preceding sentence. For the avoidance of doubt, no increase to the Conversion Price or decrease in the number of Notes Shares (or Conversion Rate) shall be made pursuant to this Section 5.05(c).

(d) Business Combinations; Reclassifications of Common Stock. In case of any Business Combination or any reclassification of Common Stock (other than a reclassification of Common Stock referred to in Section 5.05(a)), the right of a Holder of a Note to receive shares of Common Stock upon conversion of a Note shall be converted into the right to receive the number and amount of shares of stock or other securities or property (including cash) upon conversion of a Note that the Common Stock issuable upon conversion of such Note immediately prior to such Business Combination or reclassification would have been entitled to receive upon closing of such Business Combination or reclassification.

Section 5.06 Responsibility of Trustee and Conversion Agent. Neither the Trustee nor the Conversion Agent has any duty or responsibility to calculate the Conversion Price, Conversion Rate or Notes Shares or to determine when an adjustment under this Article 5 should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of the correctness of any such adjustment, and shall be protected in relying upon, the Officer’s Certificate with respect thereto which the Issuer is obligated to file with the Trustee pursuant to Section 5.07 hereof. Neither the Trustee nor the Conversion Agent makes any representation as to the validity or value of any securities or assets issued upon conversion of Notes, and neither the Trustee nor the Conversion Agent shall be responsible for the failure by the Issuer to comply with any provisions of this Article 5.

Neither the Trustee nor the Conversion Agent shall be responsible for any failure of the Issuer to make any cash payment or to issue, transfer or deliver any shares of Common Stock or stock or share certificates or other securities or property upon the surrender of any Note for the purpose of conversion; and neither the Trustee nor the Conversion Agent shall be responsible or liable for any failure of the Issuer to comply with any of the covenants of the Issuer contained in this Article 5. Without limiting the generality of the foregoing, neither the Trustee nor the Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into, or Officer’s Certificate delivered, in connection with this Article 5 relating either to the kind or amount of shares of stock or securities or other property or assets (including cash) receivable by Holders upon the conversion of their Notes after any event referred to in Section 5.05 or to any adjustment to be made with respect thereto, but may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officer’s Certificate which the Issuer shall be obligated to deliver pursuant to Section 5.07.

Section 5.07 Notice of Adjustment. Whenever the Conversion Rate and Conversion Price is adjusted, the Issuer shall promptly mail, cause to be mailed or delivered electronically (if held at DTC) to Holders at the addresses appearing on the Registrar’s books a notice of the adjustment and file with the Trustee an Officer’s Certificate briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence of the correctness of such adjustment.

Section 5.08 Mandatory Conversion.

(a) The Issuer may elect at its option to cause all (but not less than all) of the Notes to be mandatorily converted (the “Mandatory Conversion”) within thirty (30) days following the end of any thirty (30) consecutive Trading Day period, ending on or after July 2, 2018, during which the volume weighted average trading price of the Common Stock on the NASDAQ Global Select Market (or any successor market thereto) exceeds $10.00 for a period of twenty (20) Trading Days (any such thirty (30) consecutive Trading Day period, a “Mandatory Conversion Trigger Period”). The volume-weighted average trading price referenced in the preceding sentence will be calculated by the Issuer and neither the Trustee nor any Conversion Agent or Paying Agent shall have any duty to confirm or verify, or in any case, be responsible for, the Issuer’s calculation.

(b) In order to exercise the Mandatory Conversion pursuant to Section 5.08(a), the Issuer or, at the written request and expense of the Issuer, the Trustee on behalf of the Issuer, shall deliver to each Holder of the Notes a notice (a “Mandatory Conversion Notice”) of exercise of the Mandatory Conversion within five (5) Business Days after the end of the Mandatory Conversion Trigger Period (the date such Mandatory Conversion Notice is sent to the Holders in the manner herein provided, the “Mandatory Conversion Notice Date”). The Issuer will select the date on which the Notes will be converted pursuant to the Mandatory Conversion, which shall be not more than thirty (30) calendar days after the Mandatory Conversion Trigger Period concludes (such date, the “Mandatory Conversion Date”). The Issuer shall also deliver a copy of such Mandatory Conversion Notice to the Trustee concurrently with the delivery thereof to the Holders to the extent that the Trustee does not deliver such Mandatory Conversion Notice on behalf of the Issuer. If such Mandatory Conversion Notice is to be given by the Trustee, the Issuer shall prepare and provide the form and content of such Mandatory Conversion Notice to the Trustee at least three (3) Business Days prior to the date the notice will be delivered to the Holders (or such later date as the Trustee may approve). With respect to Definitive Notes, such delivery shall be by first class mail, and with respect to Global Notes, such delivery shall be pursuant to the Applicable Procedures of the Depositary. The Mandatory Conversion Notice, if sent in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not any Holder receives such Mandatory Conversion Notice.

(c) The Mandatory Conversion Notice shall state:

(i) the Mandatory Conversion Notice Date;

(ii) the Mandatory Conversion Trigger Period;

(iii) the aggregate principal amount of Notes to be mandatorily converted;

(iv) the CUSIP number, ISIN and/or “Common Code” number, if any, printed on the Notes being converted;

(v) that no representation is made as to the correctness or accuracy of the CUSIP number or ISIN and/or “Common Code” number, if any, listed in such notice or printed on the Notes;

(vi) the Mandatory Conversion Date;

(vii) the Conversion Rate and the Conversion Price then in effect;

(viii) that on and after the Mandatory Conversion Date interest on the Notes to be converted will cease to accrue; and

(ix) the name and address of each Paying Agent and Conversion Agent and the place or places where such Notes are to be surrendered for conversion.

(d) Each Holder of a Note, by the Holder’s acceptance thereof, agrees to take the following actions prior to the Mandatory Conversion Date in respect of its Notes subject to a Mandatory Conversion: (i) if a Definitive Note, surrender the mandatorily converted Note to the Conversion Agent (or in respect of a Global Note, take any actions required for the surrender of a beneficial interest in such Note pursuant to the Applicable Procedures), (ii) furnish appropriate endorsements and transfer documents if required by the Registrar, the Conversion Agent or the Applicable Procedures, (iii) pay any transfer or other tax, if required by Section 5.02(g), (iv) if the Note is a Global Note, complete and deliver to the Depositary any required instructions pursuant to the Applicable Procedures and (v) any other action necessary to effectuate the Mandatory Conversion as may be reasonably requested by the Issuer. In the event that a Holder of Notes does not take any of the actions set forth in the immediately preceding sentence prior to the Mandatory Conversion Date, each Holder of a Note, by such Holder’s acceptance thereof, authorizes and directs the Issuer to take any action on such Holder’s behalf to effectuate the Mandatory Conversion and appoints the Issuer such Holder’s attorney-in-fact for any and all such purposes.

(e) The Issuer will deliver to the Holders of Notes, not later than the third Business Day immediately following the Mandatory Conversion Date for such Notes, a number of shares of Common Stock equal to the product of (A)(x) the aggregate principal amount of such Notes to be converted divided by (y) $1,000 and (B) the Conversion Rate in effect on such Conversion Date, rounded down to the nearest whole number. Upon the Mandatory Conversion Date, unless the Issuer defaults in delivering or paying the amounts due pursuant to the foregoing sentence, interest on the Notes or portion of Notes so called for the Mandatory Conversion shall cease to accrue and the Holders thereof shall have no right in respect of such Notes except the right to receive the shares of Common Stock and cash, if any, to which they are entitled pursuant to this Section 5.08. Upon a conversion pursuant to this Section 5.08, the Person in whose name such shares of Common Stock will be registered will become the holder of record of such shares of Common Stock at the Close of Business on the Mandatory Conversion Date for such Note.

(f) If any of the provisions of this Section 5.08 are inconsistent with applicable law at the time of such Mandatory Conversion, such law shall govern.

ARTICLE 6

MISCELLANEOUS

Section 6.01 Governing Law; Jury Trial Waiver. THIS SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

EACH PARTY HERETO, AND EACH HOLDER OF A NOTE BY ACCEPTANCE THEREOF, HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS SUPPLEMENTAL INDENTURE.

Section 6.02 No Adverse Interpretation of Other Agreements. This Supplemental Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Supplemental Indenture.

Section 6.03 Successors. All agreements of the Issuer in this Supplemental Indenture and the Notes will bind its successors. All agreements of the Trustee in this Supplemental Indenture will bind its successors.

Section 6.04 Severability. In case any provision in this Supplemental Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby, and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

Section 6.05 Counterpart Originals. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy will be deemed an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or electronic transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronic transmission shall be deemed to be their original signatures for all purposes.

Section 6.06 Table of Contents, Headings, etc. The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and will in no way modify or restrict any of the terms or provisions of the Indenture.

Section 6.07 Non-Business Days. If a payment date is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period on any amount that would otherwise have been payable on such payment date if it were a Business Day. If a regular record date is not a Business Day, the record date shall not be affected.

Section 6.08 Trustee. The recitals contained in this Supplemental Indenture and in the Notes, except with respect to the Trustee’s certificate of authentication, shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture or of the Notes.

[Remainder of page intentionally left blank.]

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.

SEARS HOLDINGS CORPORATION

By: /s/ Robert A. Riecker

Name: Robert A. Riecker

Title: Chief Financial Officer

[Signature Page to Supplemental Indenture]

COMPUTERSHARE TRUST COMPANY, N.A., as Trustee

By:	/s/ Michael A. Smith
Name:	Michael A. Smith
Title:	Trust Officer

[Signature Page to Supplemental Indenture]

EXHIBIT A

FORM OF NOTE

[Face of Note]

CUSIP/CINS No. [__]

ISIN [__]

8% Senior Unsecured Convertible PIK Toggle Notes due 2019

No.	Initial Principal Amount: $

SEARS HOLDINGS CORPORATION

promises to pay to [________,]* [CEDE & CO.,]** or registered assigns, the principal sum [of ______________ DOLLARS]* [set forth on the “Schedule of Increases or Decreases in the Global Note” attached hereto]** on December 15, 2019.

Interest Payment Dates: June 15 and December 15, beginning June 15, 2018

Record Dates: June 1 and December 1

Dated: ______, 20__

*	The bracketed language should be included if the Note is not issued in global form.
**	The bracketed language should be included only if the Note is issued in global form.

SEARS HOLDINGS CORPORATION
By:
Name:
Title:

This is one of the Notes referred to

in the within-mentioned Supplemental Indenture:

COMPUTERSHARE TRUST COMPANY, N.A.,

as Trustee

By:	Dated:
Authorized Signatory

[Back of Note]

8% Senior Unsecured Convertible PIK Toggle Notes due 2019

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. Interest. Sears Holdings Corporation, a corporation organized under the laws of Delaware (the “Issuer”), promises to pay interest on the principal amount set forth on the face amount of this Note, as increased by any PIK Interest (as defined below), at 8% per annum from December 15, 2017. The Issuer will pay interest, if any, semi-annually in arrears on June 15 and December 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from December 15, 2017; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be June 15, 2018. The Issuer will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand in cash at the rate equal to the then applicable interest rate on the Notes to the extent lawful and it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest, if any (without regard to any applicable grace periods) from time to time on demand in cash at the same rate to the extent lawful; provided, that to the extent any such payment in cash described in this sentence is not permitted by the Second Lien Convertible Notes Indenture, such payment shall be made by making a PIK Payment. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

Interest will be payable, at the election of the Issuer, in whole or, to the extent consistent with the procedures of the Depositary, in part as (a) cash interest (“Cash Interest”) and/or (b) by increasing the principal amount of the outstanding Global Notes, if any, and by issuing PIK Interest Notes with respect to the Definitive Notes, if any (“PIK Interest”). Interest payable on the Interest Payment Date of June 15, 2018 will be paid entirely in PIK Interest.

In the event that the Issuer determines to pay any PIK Interest for any other interest period, then the Issuer will deliver a notice (a “PIK Notice”) to the Trustee no later than five (5) Business Days prior to the record date with respect to the applicable Interest Payment Date, which notice will state the total amount of interest to be paid on the Interest Payment Date and the amount of such interest to be paid as PIK Interest. The Trustee, on behalf of the Issuer, will promptly deliver a corresponding notice provided by the Issuer to the Holders. If the Issuer fails to timely make an election with respect to payment of interest on any Interest Payment Date (other than the Interest Payment Date of June 15, 2018), then interest shall be payable on such date in the same form as paid with respect to the immediately preceding Interest Payment Date; provided, that the Issuer shall provide an Authentication Order to the Trustee in accordance with the Indenture on each Interest Payment Date on which the Issuer will pay PIK Interest whether or not the Issuer makes an election to pay PIK Interest with respect to such Interest Payment Date.

2. Method of Payment. The Issuer will pay interest on the Notes (except defaulted interest), to the Persons who are registered Holders of Notes at the Close of Business on the June 1 or December 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Supplemental Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Issuer maintained for such purpose or, at the option of the Issuer, payment of Cash Interest, if any, may be made by check mailed to the Holders at their addresses set forth in the Register; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest (other than PIK Interest) and premium on all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Issuer or the Paying Agent. Such payment (other than PIK Interest) will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. If a payment date is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period on any amount that would otherwise have been payable on such payment date if it were a Business Day. If a regular record date is not a Business Day, the record date shall not be affected.

PIK Interest will be considered paid on the date due if on such date the Trustee has received (a) with respect to any Global Notes, an Authentication Order from the Issuer signed by an Officer of the Issuer to increase the balance of such Global Note to reflect such PIK Interest and (b) with respect to any Definitive Notes, PIK Interest Notes duly executed by the Issuer together with an Authentication Order of the Issuer signed by an Officer of the Issuer requesting the authentication of such PIK Interest Notes by the Trustee. In connection with the payment of PIK Interest in respect of the Notes, the Issuer will, without the consent of Holders, increase the outstanding principal amount of the Global Notes, if any, and issue PIK Interest Notes under the Indenture with respect to the Definitive Notes, if any.

3. Paying Agent and Registrar. Initially, Computershare Trust Company, N.A., the Trustee, will act as Paying Agent and Registrar, and Computershare Trust Company, N.A. and Computershare Inc. will act as Conversion Agent. The Issuer may change any Paying Agent, Conversion Agent or Registrar without notice to any Holder. The Issuer or any of its Subsidiaries may act in any such capacity.

4. Indenture. The Issuer issued the Notes under an indenture, dated as of November 21, 2014 (the “Base Indenture” and, with respect only to the Notes, together with a second supplemental indenture, dated as of March 20, 2018 (the “Supplemental Indenture”), and including the terms of the Notes, the “Indenture”), among the Issuer and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Base Indenture, the provisions of this Note shall govern and be controlling, and to the extent any provision of this Note conflicts with the express provisions of the Supplemental Indenture, the provisions of the Supplemental Indenture shall govern and be controlling. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.

5. Optional Redemption. The Issuer may redeem the Notes, in whole or in part at any time, and from time to time, prior to the maturity date of the Notes, at the Issuer’s option, at a redemption price equal to the greater of:

(a) 100% of the principal amount of the Notes to be redeemed; and

(b) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points;

plus, in each case, accrued and unpaid interest, if any, thereon to, but not including, the date of redemption. Notwithstanding the foregoing, installments of interest on Notes that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the Holders as of the close of business on the relevant record date.

6. Mandatory Redemption. The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

7. Conversion. Subject to, and upon compliance with, the provisions of Article Five of the Supplemental Indenture, and subject to the limitations set forth in Section 5.01 of the Supplemental Indenture, a Holder shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted would result in the issuance of at least one whole share of Common Stock upon conversion) of such Note at any time at the Conversion Rate, in accordance with Article Five of the Supplemental Indenture.

The Issuer may elect at its option to cause all (but not less than all) of the Notes to be mandatorily converted within 30 days following the end of any 30 consecutive Trading Day period, ending on or after July 2, 2018, during which the volume weighted average trading price of the Common Stock on the NASDAQ Global Select Market (or any successor market thereto) exceeds $10.00 for a period of 20 Trading Days, upon the terms and conditions set forth in Section 5.08 of the Supplemental Indenture.

8. Satisfaction and Discharge; Defeasance. Article XIII of the Base Indenture applies to the Notes, which are subject to satisfaction and discharge, Discharge and Covenant Defeasance as set forth therein.

9. Notice of Redemption. Notice of any redemption will be mailed (or, in the case of interests in Global Notes, transmitted electronically) at least 30 days but not more than 60 days before the redemption date to each Holder of the Notes to be redeemed. Subject to the Issuer’s compliance with the first paragraph of Section 3.05 of the Supplemental Indenture, interest on the Notes or the portions of Notes called for redemption will cease to accrue on and after the redemption date.

10. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

11. Modification. The Indenture may be amended or supplemented as provided in the Base Indenture.

12. Defaults and Remedies. The Events of Default relating to the Notes are defined in Section 8.01 of the Base Indenture. If an Event of Default (other than an Event of Default specified in clause (e) or (f) in Section 8.01 of the Base Indenture) occurs and is continuing then, and in every such case, the Trustee or the Holders of 25% or more in principal amount of the outstanding Notes may declare the principal of and all accrued and unpaid interest, if any, on the outstanding Notes to be immediately due and payable, by a notice in writing to the Issuer (and to the Trustee if given by Holders of Notes), and upon any such declaration such principal, together with accrued and unpaid interest, if any, thereon, shall become immediately due and payable. If an Event of Default specified in clause (e) or (f) in Section 8.01 of the Base Indenture occurs and is continuing then, and in every such case, the principal of and all accrued and unpaid interest, if any, on the outstanding Notes shall automatically, and without declaration or other action on the part of the Trustee or any Holder of Notes, become immediately due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may, by written notice to the Trustee, direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal, premium or interest, if any) if it determines in good faith that withholding notice is in the interests of the Holders in accordance with Section 12.03 of the Base Indenture.

13. Trustee Dealings with the Issuer. The Trustee or any Agent, in its individual capacity or any other capacity, may make loans to, accept deposits from, and perform service for the Issuer or its Affiliates, and may otherwise deal with the Issuer or its Affiliates, as if it were not the Trustee or an Agent, as the case may be. However, in the event that the Trustee acquires any conflicting interest, as defined under the TIA, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign as provided in the TIA. The Trustee is also subject to and entitled to the benefits of Article XII of the Base Indenture with respect to the Notes.

14. No Recourse Against Others. No director, officer, manager, employee, incorporator or direct or indirect partner, member or stockholder, past, present or future, of the Issuer or any successor entity, as such, will have any liability for any of the Issuer’s obligations under the Notes or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

15. Authentication. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

16. CUSIP/Cins Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP/CINS numbers to be printed on the Notes, and the Trustee may use CUSIP/CINS numbers in notices (including any notice of redemption or exchange) as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice, and reliance may be placed only on the other identification numbers placed thereon.

17. Governing Law. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

The Issuer will furnish to any Holder upon written request and without charge a copy of the Base Indenture and the Supplemental Indenture. Requests may be made to:

Sears Holdings Corporation

3333 Beverly Road

Hoffman Estates, Illinois 60179

Attention: Treasurer

Facsimile No.: (847) 286-2055

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:

                                                                                      (Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint ______________________ to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:

Your Signature:

(Sign exactly as your name appears

on the face of this Note)

Signature Guarantee:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF INCREASES OR DECREASES IN THE GLOBAL NOTE *

The initial outstanding principal amount of this Global Note is $            . The following increases or decreases in this Global Note have been made, including as a result of payments of PIK Interest, exchanges of a part of this Global Note for an interest in another Global Note or Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note:

Date	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

*	This schedule should be included only if the Note is issued in global form.

FORM OF NOTICE OF CONVERSION

To:	Sears Holdings Corporation

3333 Beverly Road

Hoffman Estates, Illinois 60179

Facsimile: (847) 286-2055

Attention: Treasurer

Computershare Inc.

480 Washington Blvd, 27th Floor

Jersey City, NJ 07310

Attn: Corp Actions Relationship Manager

Computershare Inc.

250 Royall St.

Canton, Massachusetts 02021

Attn: Corp Actions Relationship Manager

With a copy to:

Computershare Inc.

250 Royall St.

Canton, Massachusetts 02021

Attn: Legal Department

The undersigned owner of this Note hereby irrevocably exercises the option to convert this Note, or a portion thereof (if the portion to be converted would result in the issuance of at least one whole share of Common Stock upon conversion) below designated, into a number of shares of Common Stock in accordance with the terms of the Indenture referred to in this Note, and directs that any shares of Common Stock deliverable upon conversion, together with any Notes representing any unconverted principal amount hereof, be delivered to the registered holder hereof unless a different name is indicated below.

Subject to certain exceptions set forth in the Indenture, if this notice is being delivered after the Close of Business on a Record Date and prior to the Open of Business on the Interest Payment Date corresponding to such Record Date, this notice must be accompanied by payment of an amount equal to the interest payable on such Interest Payment Date on the principal amount of this Note to be converted. If any shares of Common Stock are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect to such issuance and transfer as set forth in the Indenture.

Principal amount to be converted (if less than all):	Certificate No.(s) (if in certificated form):	Beneficial Ownership of Issuer Common Stock (prior to conversion):

$ (if the portion to be converted would result in the issuance of at least one whole share of Common Stock upon conversion)		shares

Check the boxes below, if applicable. If such boxes are checked, the undersigned certifies that the below is accurate.

☐ THE UNDERSIGNED IS NOT, AND HAS NOT BEEN DURING THE PRECEDING THREE (3) MONTHS, A DIRECTOR, OFFICER OR “AFFILIATE” OF THE ISSUER AS THAT TERM IS DEFINED IN RULE 144(a)(1) UNDER THE SECURITIES ACT.

☐ A PERIOD OF AT LEAST TWELVE (12) MONTHS HAS PASSED SINCE THE NOTES WERE ACQUIRED FROM THE ISSUER OR A DIRECTOR, OFFICER OR “AFFILIATE,” WITHIN THE MEANING OF RULE 144(a)(1) UNDER THE SECURITIES ACT, OF THE ISSUER, AS COMPUTED UNDER RULE 144(d) UNDER THE SECURITIES ACT.

If you want the share certificate representing the Common Stock, if any, issuable upon conversion made out in another person’s name, fill in the form below:

(Insert other person’s social security or tax I.D. number)

(Print or type other person’s name, address and zip code)

If Note is held through a custodian, name of the custodian through which the Note is held:

Name of Beneficial Holder: ____________________________________

Social security or tax I.D. number: _______________________________________

DTC Custodian’s Participant Number: ___________

Dated:	Signed:
(Sign exactly as your name(s) appear(s) on the other side of this Note)

Signature Guarantee: __________________________________

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT B

[FORM OF LEGEND FOR RESTRICTED NOTES]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR, THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS AN ACCREDITED INVESTOR (AS DEFINED IN RULE 501(a) OF REGULATION D UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE ISSUER), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT (IF AVAILABLE), (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS) OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. HEDGING TRANSACTIONS INVOLVING THIS SECURITY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

[FORM OF ASSIGNMENT FOR NOTES

THAT ARE RESTRICTED NOTES]

I or we assign and transfer this Note to:

(Insert assignee’s social security or tax I.D. number)
(Print or type name, address and zip code of assignee) and irrevocably appoint:
Agent to transfer this Note on the books of the Issuer. The Agent may substitute another to act for him.

[Check If Applicable]

☐	Documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If the foregoing box is not checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Sections 2.15 and 2.16 of the Indenture shall have been satisfied.

Date:	Your Signature:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee: __________________________________

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

TO BE COMPLETED BY PURCHASER IF THE ABOVE BOX IS CHECKED AND THE TRANSFER IS BEING MADE PURSUANT TO SECTION 2.16(b)(i) OF THE INDENTURE

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:
NOTICE: To be executed by an executive officer

EXHIBIT C

[FORM OF LEGEND FOR REGULATION S NOTE]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR, THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS AN ACCREDITED INVESTOR (AS DEFINED IN RULE 501(a) OF REGULATION D UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE ISSUER), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT (IF AVAILABLE), (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS) OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. HEDGING TRANSACTIONS INVOLVING THIS SECURITY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

[FORM OF ASSIGNMENT FOR REGULATION S NOTE]

I or we assign and transfer this Note to:

(Insert assignee’s social security or tax I.D. number)
(Print or type name, address and zip code of assignee) and irrevocably appoint:
Agent to transfer this Note on the books of the Issuer. The Agent may substitute another to act for him.

[Check If Applicable]

☐	Documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If the foregoing box is not checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Sections 2.15 and 2.16 of the Indenture shall have been satisfied.

Date:	Your Signature:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee: __________________________________

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

TO BE COMPLETED BY PURCHASER IF THE ABOVE BOX IS CHECKED AND THE TRANSFER IS BEING MADE PURSUANT TO SECTION 2.16(b)(i) OF THE INDENTURE

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:
NOTICE: To be executed by an executive officer

EXHIBIT D

[FORM OF LEGEND FOR GLOBAL NOTE]

Any Global Note authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Note) in substantially the following form:

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company (a New York corporation) (“DTC”) to the Issuer or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

D-1

EXHIBIT E

Form of Certificate to Be

Delivered in Connection with

Transfers Other Than to QIBs Pursuant to Rule 144A and Other Than Pursuant to Regulation S

Computershare Trust Company, N.A.

Attn.: Corporate Trust Dept. -SEARS

8742 Lucent Boulevard, Suite 225

Highlands Ranch, Colorado 80129

Facsimile No.: 303-262-0608

Email: corporate.trust@computershare.com

Ladies and Gentlemen:

In connection with our proposed purchase of 8% Senior Unsecured Convertible PIK Toggle Notes due 2019 (the “Notes”) of Sears Holdings Corporation, a Delaware corporation (the “Issuer”), we confirm that:

1. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture dated as of November 21, 2014, as supplemented by the Second Supplemental Indenture, dated as of March 20, 2018 relating to the Notes and we agree to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

2. We understand that the Notes have not been registered under the Securities Act or any other applicable securities laws, have not been and will not be qualified for sale under the securities laws of any non-U.S. jurisdiction and that the Notes may not be offered, sold, pledged or otherwise transferred except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Notes, we will do so only (i) to the Issuer or any subsidiary thereof, (ii) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined in Rule 144A), (iii) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes, (iv) outside the United States to persons other than U.S. persons in offshore transactions meeting the requirements of Rule 904 of Regulation S under the Securities Act, (v) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if applicable) or (vi) pursuant to an effective registration statement, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

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3. We understand that, on any proposed resale of any Notes, we will be required to furnish to you and the Issuer such certifications, legal opinions and other information as you and the Issuer may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

4. We are an “accredited investor” (as defined in Rule 501 under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting each are able to bear the economic risk of our or their investment, as the case may be.

5. We are acquiring the Notes purchased by us for our account or for one or more accounts (each of which is an “accredited investor”) as to each of which we exercise sole investment discretion.

6. We are not acquiring the Notes with a view toward the distribution thereof in a transaction that would violate the Securities Act or the securities laws of any state of the United States or any other applicable jurisdiction.

You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,
[Name of Purchaser]
By:

Name:
Title:

Dated:

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EXHIBIT F

Form of Certificate to Be Delivered

in Connection with Transfers

Pursuant to Regulation S

Computershare Trust Company, N.A.

Attn.: Corporate Trust Dept. -SEARS

8742 Lucent Boulevard, Suite 225

Highlands Ranch, Colorado 80129

Facsimile No.: 303-262-0608

Email: corporate.trust@computershare.com

Re:	Sears Holdings Corporation (the “Issuer”)

8% Senior Unsecured Convertible PIK Toggle Notes due 2019 (the “Notes”)

Dear Sirs:

In connection with our proposed sale of $                     aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:

1. the offer of the Notes was not made to a U.S. person or to a person in the United States;

2. either (a) at the time the buy offer was originated, the transferee outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither we nor any person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;

3. no directed selling efforts have been made in the United States in contravention of the requirements of Rule 904(a) of Regulation S;

4. the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

5. we have advised the transferee of the transfer restrictions applicable to the Notes.

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You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,
[Name of Purchaser]
By:

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